SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

TEMPLETON GLOBAL INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Templeton Global Investment Trust 300 S.E. 2nd Street Fort Lauderdale, FL 33301 Tel (800) 632-2301 franklintempleton.com

September 21, 2018

NOTICE OF MEETING ADJOURNMENT

Dear Valued Shareholder:

We’ve been trying to reach you because we need your help. Today the Special Meeting of Shareholders of Templeton Frontier Markets Fund, a series of Templeton Global Investment Trust was adjourned until Thursday, October 4th. This will provide shareholders who have not cast their important proxy vote with additional time to do so.

Our records indicate that we have not received your vote. Please help your Fund to avoid the cost of additional solicitation efforts by casting your vote today.

Franklin Templeton Investments sincerely thanks you in advance for your prompt attention to this matter.

Sincerely,

Lori A. Weber

Vice President and Secretary

Here are four convenient methods to cast your vote today:

1.	Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 888-644-6071. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the above voting methods listed to ensure that your vote is recorded by or before October 4, 2018.

Details of the Special meeting are described in the proxy statement that has been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/FTproxy/. We urge you to spend a few minutes reviewing the Proposals in the proxy statement. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-888-644-6071 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

Not FDIC Insured | May Lose Value | No Bank Guarantee

REG NOBO

Templeton Global Investment Trust 300 S.E. 2nd Street Fort Lauderdale, FL 33301 Tel (800) 632-2301 franklintempleton.com

September 21, 2018

NOTICE OF MEETING ADJOURNMENT

Dear Valued Shareholder:

We’ve been trying to reach you because we need your help. Today the Special Meeting of Shareholders of Templeton Frontier Markets Fund, a series of Templeton Global Investment Trust was adjourned until Thursday, October 4th. This will provide shareholders who have not cast their important proxy vote with additional time to do so.

Our records indicate that we have not received your vote. Please help your Fund to avoid the cost of additional solicitation efforts by casting your vote today.

Franklin Templeton Investments sincerely thanks you in advance for your prompt attention to this matter.

Sincerely,

Lori A. Weber

Vice President and Secretary

Here are three convenient methods to cast your vote today:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the above voting methods listed to ensure that your vote is recorded by or before October 4, 2018.

Details of the Special meeting are described in the proxy statement that has been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/FTproxy/. We urge you to spend a few minutes reviewing the Proposals in the proxy statement. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-888-644-6071 extension 12887 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

Not FDIC Insured | May Lose Value | No Bank Guarantee

OBO